SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549




                                FORM 8-K




             Current Report Pursuant to Section 13 or 15(d) of
                        The Securities Act of 1934




    Date of Report (Date of earliest event reported)   August 27, 1996
                                                       ---------------



                        FIRSTFED BANCSHARES, INC.
                        -------------------------
         (Exact name of registrant as specified in its charter)




    DELAWARE                     0-20160                  36-3820609
    --------                     -------                  ----------
(State or other                (Commission             (I.R.S. Employer
 jurisdiction                  File Number)          Identification No.)
of incorporation)




              749 Lee Street, Des Plaines, Illinois  60016
              --------------------------------------------
          (Address of principal executive offices) (Zip Code)




   Registrant's telephone number, including area code  (847) 294-6500
                                                       --------------








Item 5.    Other Events


On August 27, 1996, the Company issued a press release pertaining to a regular quarterly dividend, the completion of the Stock Repurchase Program dated 10/24/95, and the announcement of a new Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1.














Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 27, 1996





                                          FIRSTFED BANCSHARES, INC.



                                      By: /s/ Larry G. Gillie
                                          ------------------------------
                                          Name:  Larry G. Gillie
                                          Title: President &
                                                 Chief Executive Officer



                                      By: /s/ Paul A. Larsen
                                          ------------------------------
                                          Name:  Paul A. Larsen
                                          Title: Senior Vice President &
                                                 Chief Financial Officer









EXHIBIT 99.1

DES PLAINES, August 27, 1996 -- FirstFed Bancshares, Inc.
(NASDAQ: FFDP) the holding company for First Federal Bank for Savings of Des Plaines, Illinois, announced today that the Company's board of directors has declared a $.10 per share regular quarterly dividend. This dividend, which is the 7th consecutive regular quarterly dividend will be payable on September 30, 1996 to holders of record on September 13, 1996.

The Company also announced the completion of the Stock
Repurchase Program dated October 24, 1995.  A total of
225,000 post-split adjusted shares were repurchased at an average post-split adjusted price of $15.35.

The Company's Board of Directors approved yesterday, a new Stock Repurchase Program, the Company's eighth, enabling the Company to repurchase up to 100,000 shares of its outstanding stock. These purchases will be made from time to time at prevailing market prices. The stock will be used for the issuance of shares in connection with the exercise of previously granted stock options. The total common shares outstanding as of today are 3,331,116.

As of June 30, 1996, FirstFed Bancshares had consolidated assets of $635.1 million, and the Bank operates three full-service offices in Arlington Heights, Des Plaines and Schaumburg.